Exhibit 1.2

Pricing Agreement

August 3, 2016

Barclays Capital Inc.

As representative of the several Underwriters

    named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue an additional US$800,000,000 aggregate principal amount of 5.20% Subordinated Notes due 2026 (the “Notes”) to be consolidated and form a single series with the Notes issued on May 12, 2016. Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated September 4, 2014 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 5:30 p.m. New York time on August 3, 2016. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A hereto.

Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom. For the purpose of this clause, “resolution measure” means a ‘crisis prevention measure,’ ‘crisis management measure’ or ‘recognised third-country resolution action,’ each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015,” as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking,” “group,” “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties, each party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof;

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Party or another person, and the issue to or conferral on the other party of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For these purposes:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Covered Party” means any party subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Party.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

Very truly yours,
BARCLAYS PLC

/s/ Miray Muminoglu
Name: Miray Muminoglu
Title: Co-Head of Capital Markets Execution

Accepted as of the date hereof at New York, New York
On behalf of itself and each of the other Underwriters BARCLAYS CAPITAL INC.

/s/ Anne Daley-Gordon
Name: Anne Daley-Gordon
Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of Notes
Barclays Capital Inc	US$	664,000,000
Academy Securities, Inc.		8,000,000
BMO Capital Markets Corp.		8,000,000
Danske Markets Inc		8,000,000
ING Financial Markets LLC		8,000,000
Lebenthal & Co, LLC.		8,000,000
Loop Capital Markets LLC		8,000,000
Mizuho Securities USA Inc.		8,000,000
PNC Capital Markets LLC		8,000,000
Rabo Securities USA, Inc.		8,000,000
Regions Securities LLC		8,000,000
Santander Investment Securities Inc.		8,000,000
Scotia Capital (USA) Inc.		8,000,000
Siebert Brandford Shank & Co., L.L.C.		8,000,000
SMBC Nikko Securities America, Inc.		8,000,000
TD Securities (USA) LLC		8,000,000
The Williams Capital Group, L.P.		8,000,000
Wells Fargo Securities, LLC		8,000,000

Total	US$	800,000,000

SCHEDULE II

Title of Designated Securities:

US$800,000,000 5.20% Fixed Rate Subordinated Notes due 2026

The Notes offered under this Pricing Agreement will have the same terms (other than the price to public and date of delivery), form part of the same series and trade freely with the Notes issued on May 12, 2016.

Price to Public:

102.789% of principal amount plus accrued interest from and including May 12, 2016 up to but excluding the date of delivery, which is expected to be August 10, 2016, in the amount of $10,168,888.89

Subscription Price by Underwriters:

102.339% of principal amount plus accrued interest from and including May 12, 2016 up to but excluding the date of delivery, which is expected to be August 10, 2016, in the amount of $10,168,888.89

Form of Designated Securities:

The Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Dated Subordinated Debt Indenture, dated September 11, 2014, between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture between the Company and the Trustee entered into on May 12, 2016 (as amended on the date of delivery)

Securities Exchange, if any:

The New York Stock Exchange

Maturity Date:

The stated maturity of the principal of the Notes will be May 12, 2026.

Interest Rate:

Interest will accrue on the Notes at a rate of 5.20% per year from and including May 12, 2016.

Interest Payment Dates:

Interest will be payable semi-annually in arrear on May 12 and November 12 of each year, commencing on November 12, 2016 and ending on the Maturity Date.

Record Dates:

The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Redemption Provisions for Notes:

The Notes are redeemable, at the option of the Company, (i) in the event of various tax law changes and other limited circumstances that have specified consequences, and (ii) in the event of certain regulatory changes or events, each as described further in, and subject to the conditions specified in, the prospectus supplement dated May 5, 2016 relating to the Notes.

Time of Delivery:

August 10, 2016 by 9:30 a.m. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location: Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter of Designated Securities has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

With respect to sales of the Designated Securities in Canada, each Underwriter of Designated Securities represents to and agrees with the Company that, directly or indirectly, it shall sell the Designated Securities only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Other Terms and Conditions:

As set forth in the prospectus supplement dated May 5, 2016 relating to the Notes, incorporating the Prospectus dated May 2, 2014 relating to the Notes.

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet, dated August 3, 2016, attached hereto as Exhibit A

Barclays PLC Fixed Income Investor Presentation: H1 2016 Results Announcement, dated July 2016, attached hereto as Exhibit B

Exhibit A

USD 800m Reopening of 5.20% Fixed Rate Subordinated

Notes due 2026

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	5.20% Fixed Rate Subordinated Notes due 2026

Expected Issue Ratings:[1]	Baa3 (Moody’s) / BB+ (S&P) / A– (Fitch)

Status:	Dated Subordinated Debt / Unsecured / Tier 2

Legal Format:	SEC registered

Original Principal Amount:	USD 1,250,000,000

Reopening Amount:	USD 800,000,000

Principal Amount after Reopening:	USD 2,050,000,000

Fungibility	Yes

Original Issue Date:	May 12, 2016

Reopening Trade Date:	August 3, 2016

Reopening Issue Date:	August 10, 2016 (T+5)

Maturity Date:	May 12, 2026

Coupon:	5.20%

Interest Payment Dates:	Semi-annually in arrear on May 12 and November 12 in each year, commencing on November 12, 2016 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Subordinated Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Prospectus Supplement dated May 5, 2016 (the “Original Prospectus Supplement”).

Regulatory Event Redemption	If there is a change in the regulatory classification of the Notes that occurs on or after the original issue date of the Notes and that does, or would be likely to, result in the whole or any part of the outstanding aggregate principal amount of the notes at any time being excluded from or ceasing to count towards, the Group’s Tier 2 Capital (a “Regulatory Event”), the Issuer may, at its option, at any time, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described in the Original Prospectus Supplement.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Tax Redemption	If there is a Tax Event (as defined in the Original Prospectus Supplement), the Issuer may, at its option, at any time, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Original Prospectus Supplement.

Benchmark Treasury:	T 1.625 05/15/26

Spread to Benchmark on the Reopended Notes:	330bps

Reoffer Yield on the Reopended Notes:	4.837%

Issue Price on the Reopended Notes:	102.789% plus accrued interest from and including May 12, 2016 to (but excluding) August 10, 2016

Aggregate Accrued Interest on the Reopended Notes:	USD 10,168,888.89

Underwriting Discount on the Reopended Notes:	0.45%

Net Proceeds from the Reopening including accrued interest:	USD 828,880,888.89

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	Academy Securities, Inc.; BMO Capital Markets Corp.; Danske Markets Inc; ING Financial Markets LLC; Lebenthal & Co, LLC.; Loop Capital Markets LLC; Mizuho Securities USA Inc.; PNC Capital Markets LLC; Rabo Securities USA, Inc.; Regions Securities LLC; Santander Investment Securities Inc.; Scotia Capital (USA) Inc.; Siebert Brandford Shank & Co., L.L.C.; SMBC Nikko Securities America, Inc.; TD Securities (USA) LLC; The Williams Capital Group, L.P.; Wells Fargo Securities, LLC

Risk Factors:	An investment in the Notes involves risks. See “Risk Factors” section beginning on page S-16 of the Original Prospectus Supplement.

U.S. Federal Income Tax Considerations:	The following supplements a discussion under “Tax Considerations—U.S. Taxation of Debt Securities” in the prospectus dated May 2, 2014 (the “Prospectus”) and is subject to the limitations and exceptions set forth therein. Interest on the Notes should generally be taxed as ordinary income at the time interest is received or when it accrues, depending on the method of accounting for tax purposes. However, the portion of the first interest payment on the Notes that represents a return of the accrued interest paid upon the purchase of the Notes will not be treated as an interest payment for U.S. federal income tax purposes, but will instead be excluded from income and will reduce the basis in the Notes by such amount.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAP07 / 06738E AP0

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Dated Subordinated Debt Indenture, dated September 11, 2014, between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture between the Issuer and the Trustee entered into on May 12, 2016 (as amended)

Listing:	We will apply to list the reopened Notes on the New York Stock Exchange

Governing Law:	New York law, except for subordination provisions and waiver of set-off provisions which will be governed by English law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Original Prospectus Supplement

The Issuer has filed a registration statement (including the Prospectus and the Original Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Original Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Original Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit B

Barclays PLC
Fixed Income Investor Presentation
H1 2016 Results Announcement July 2016

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Strategy & Performance
Overview

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Transatlantic Consumer, Corporate & Investment Bank

Our strategy is on track and is showing encouraging progress

Strong Core returns	Double digit Core RoTE	11.0% RoTE[1]
Non-Core closure	New cost guidance for 2017 Continued momentum, on track to close in 2017	£400m-£500m[2] c.£20bn RWAs
Sell down Barclays Africa	First sale of 12.2% stake complete	c.10bps CET1 benefit
Reduce costs	On track to meet £12.8bn 2016 Core cost target, subject to FX[3]	Targeting Group cost: income ratio <60%
Capital strength	Strong capital ratios, providing additional flexibility	11.6% CET1 ratio

Group RoTE converging with Core RoTE

3 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Our strategy remains unchanged and is on track

Since EU Referendum 23rd June

Barclays UK	Helped start c.2,000[4] new businesses	£100m fund for lending to farmers
	Residential mortgage completions up 8% at c.£2bn[5]	c.62,000 current accounts opened
Barclays Corporate & International	£800m of sterling bond offerings for BAT and Brown Forman	Raised €750m bond for Deutsche Bahn
	Advised Nortek on US$2.8bn sale to Melrose	Joint Global Coordinator of ENAV's €760m IPO in Italy

- In a more uncertain environment our customers and clients are still looking to us for advice, financing and partnership
- Confident we will continue to be a major player in the European capital markets
- Some understandable caution, but seeing no immediate signs of unusual impairment trends or stress
- Business and geographic diversification together with our conservative risk profile makes Barclays extremely resilient

4 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Financial highlights – Q216
Double digit Core returns: Underlying Core RoTE of 11.0%, driven by Barclays UK RoTE of 18.4% and Barclays Corporate & International RoTE of 11.9%6
Robust capital ratios: CET1 ratio of 11.6% – on track to meet end-state capital requirements, providing additional capital flexibility to improve returns
Continuing Non-Core momentum: £4bn reduction in RWAs to £47bn – on track to close Non-Core in 2017, with c.£20bn of RWAs
Continued focus on reducing cost: On track to meet £12.8bn 2016 underlying Core cost target, subject to FX3 – Core cost: income ratio of 57%7
Preserving book value: TNAV per share increased 3p to 289p
Barclays H1 2016 Fixed Income Investor Presentation

5

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Resilience from prudent risk management and diversification
Diversified income by business – H1168 Lower volatility of LLR vs. other major UK banks9
4% Average 1995-2015 Personal Banking 3%
21% 18%
Barclaycard Consumer UK
WEBB 2%
8%
1%
Markets
7%
22% 0%
Banking
24% -1%
Consumer, Cards & Payments
Barclays Bank A Bank B Bank C
Well balanced business mix with income diversification Consistently conservative risk management with across consumer and wholesale banking lower LLR volatility through the cycle
Diversified income by geography – H11610 Bank of England stress tests—CET1 ratio drawdown (bps)11
3% 2014 2015
2% UK 510 480 500
31% Europe
54% Americas 340
290 320 330
Africa and Middle East 240
10% Asia 160 210
Geographic diversification with almost one third Lowest stress loss in both 2014 and 2015 BoE stress tests of our income from the Americas post strategic management actions
Barclays H1 2016 Fixed Income Investor Presentation

6

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Statutory Group financials – Q216

Three months ended (£m)	Jun-16	Jun-15	% change
Income	5,972	6,461	(8%)
Impairment	(488)	(393)	(24%)
– *Operating expenses*	*(3,425)*	*(3,557)*	*4%*
– *Litigation and conduct*	*(447)*	*(927)*	*52%*
Total operating expenses	(3,872)	(4,484)	14%
Other net expenses	(342)	(39)	
Profit before tax	1,270	1,545	(18%)
Tax	(467)	(324)	(44%)
Profit after tax - continuing operations	803	1,221	(34%)
NCI – continuing operations	(92)	(85)	(8%)
Other equity holders	(104)	(79)	(32%)
Profit after tax – discontinued operation	145	162	(10%)
NCI – discontinued operation	(75)	(73)	(3%)
Attributable profit	677	1,146	(41%)
Performance measures			
Return on average tangible equity	5.8%	9.8%	
Cost: income ratio	65%	69%	
Loan loss rate (LLR)	41bps	35bps	
Basic earnings per share	4.2p	7.0p	
	Jun-16	Mar-16	
Risk weighted assets	£366.3bn	£363.0bn	
Notable items (£m)[13]	Jun-16	Jun-15	
– *Own credit*	*292*	*282*	Income
– *Gain on disposal of Barclays' share of Visa Europe*	*615*	*-*	Income
– *Gains on US Lehman acquisition assets*	*-*	*496*	Income
– *Provisions for UK customer redress*	*(400)*	*(850)*	Litigation and conduct
Total	507	(72)	

Diversified Consumer, Corporate & Investment Bank

Q216 Core income by business[12]


24%
32%
44%
Barclays UK
BC&I - Corporate & Investment Bank
BC&I - Consumer, Cards & Payments

Q216 Group cost: income ratio


69%
65%
Q215
Q216

7 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Core: Underlying Return on Tangible Equity of 11.0%

Business performance excluding notable items			
Three months ended (£m)	Jun-16	Jun-15	% change
Income	5,409	5,441	(1%)
Impairment	(462)	(373)	(24%)
– *Operating expenses*	*(3,057)*	*(3,061)*	-
– *Litigation and conduct*	*(20)*	*(19)*	*(5%)*
Total operating expenses	(3,077)	(3,080)	-
Other net expenses/income	(18)	14	
Profit before tax	1,852	2,002	(7%)
Attributable profit	1,097	1,265	(13%)

Performance measures excluding notable items		
Return on average tangible equity	11.0%	14.0%
Average allocated tangible equity[14]	£40.7bn	£36.4bn
Cost: income ratio	57%	57%
Loan loss rate (LLR)	45bps	38bps
Basic earnings per share	6.6p	7.7p
	Jun-16	Mar-16
Risk weighted assets[14]	£319.6bn	£312.2bn

Notable items (£m)	Jun-16	Jun-15
– *Own credit*	*292*	*282*
– *Gain on disposal of Barclays' share of Visa Europe*	*615*	-
– *Gains on US Lehman acquisition assets*	-	*496*
– *Provisions for UK customer redress*	*(400)*	*(800)*
Total	507	(22)

Profit/(loss) before tax (£m)	Jun-16	Jun-15	% change
– *Barclays UK*	*625*	*668*	*(6%)*
– *Barclays Corporate & International*	*1,262*	*1,374*	*(8%)*
– *Head Office*	*(35)*	*(40)*	*13%*
Core	1,852	2,002	(7%)

Q216 Performance metrics

- Core income decreased 1% to £5.4bn, excluding own credit and the gain on sale of Visa Europe
- Underlying impairment performance was stable while LLR increased by 7bps mostly due to refinement of impairment modelling
- Total operating expenses were flat, with savings offset by FX moves
  - Remain on track for 2016 Core cost target of £12.8bn, subject to FX[3]
  - Cost: income ratio was 57%
- Average allocated tangible equity increased by £4bn since Q215
  - Core RoTE was 11.0%

Barclays UK – RoTE of 18.4%

- Income was broadly in line, with good growth in customer balances offsetting lower fee income
- Cost reduction of 3% generated positive jaws

Barclays Corporate & International – RoTE of 11.9%

- Strong profit growth of 41% in CC&P and RoTE of 26.3%
- Resilient CIB performance despite challenging market conditions, and RoTE of 9.5%

8 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Non-Core: Continued good rundown momentum

Business performance excluding notable items			
Three months ended (£m)	**Jun-16**	**Mar-16**	**Jun-15**
– *Businesses*	*181*	*196*	*292*
– *Securities and loans*	*(363)*	*(402)*	*-*
– *Derivatives*	*(162)*	*(36)*	*(49)*
Income	(344)	(242)	243
Impairment	(26)	(29)	(20)
– *Operating expenses*	*(368)*	*(489)*	*(496)*
– *Litigation and conduct*	*(27)*	*(66)*	*(58)*
Total operating expenses	(395)	(555)	(554)
Other net expenses/income	(324)	11	(54)
Loss before tax	(1,089)	(815)	(385)
Attributable loss	(887)	(603)	(284)
Performance measures excluding notable items			
Average allocated tangible equity	£7.9bn	£9.0bn	£11.3bn
Period end allocated tangible equity	£7.8bn	£8.5bn	£10.1bn
Basic earnings/(loss) per share	(5.2p)	(3.6p)	(1.7p)
Risk weighted assets	£46.7bn	£50.9bn	£68.6bn
Notable items (£m)	**Jun-16**	**Mar-16**	**Jun-15**
– *Provisions for UK customer redress*	*-*	*-*	*(50)*
Material one-off items (£m)	**Jun-16**	**Mar-16**	**Jun-15**
– *Impairment of French retail business assets held for sale*	*(372)*	*-*	*-*
– *Restructure of ESHLA loans with LOBO features*	*(182)*	*-*	*-*

Q216 Performance metrics

- Negative income of £344m was largely driven by a one-off loss of £182m due to the restructuring of the ESHLA Lender Option Borrower Option (LOBO) loan terms
  - Business income reduced due to sale of the Portuguese business
  - Derivatives income reduced reflecting active rundown of portfolios and funding costs
- Total operating expenses declined to £395m including lower restructuring costs of £81m (Q116: £182m)
- Loss before tax increased to £1,089m reflecting a £372m impairment associated with the valuation of the French retail banking operations which are held for sale

Key drivers/highlights

- RWAs reduced by £4bn to £47bn from rundown of businesses, derivatives, and securities & loans
  - Portugal retail business sale completed on 1 April, reducing RWAs by £1.8bn
- Restructuring of ESHLA LOBO loan terms expected to significantly reduce future P&L volatility in the remaining portfolio
  - Capital accretive due to reduced requirement to hold capital against these loans
  - Significant reduction in Level 3 assets
- Lower ESHLA negative fair value movements of £50m as gilt swap spreads narrowed

9 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Priority is to close Non-Core in 2017

- Continued good execution of the Non-Core rundown while preserving capital
  - RWA reduction of £4bn in Q216
  - Strong pipeline of business disposals and confidence in derivatives rundown
- Priority remains to close Non-Core with c.£20bn of RWAs in 2017 with minimal impact on Group returns
- Providing new cost guidance for 2017 of £400-£500m[2]

RWAs (£bn)[15]


110
51
47
10
19
8
10
c.20
£4bn
Dec-13
Mar-16
Jun-16
2017 Guidance
Businesses
Derivatives
Securities & loans
Operational risk plus DTAs

Pipeline of announced disposals

- Italy Retail
- Barclays Risk Analytics and Index Solutions
- Asia Wealth and Investment Management
- Southern European Cards
- France Retail[16]

Expected pro-forma impact on completion


RWAs
c.£3bn
CET1 ratio
c.15-20bps

Remaining Businesses

- Egypt/Zimbabwe
- Italian Mortgages

10 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Capital & Leverage

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Strong CET1and leverage ratio progression

Fully Loaded CET1 ratio[17]


442
402
358
363
366
RWAs(£bn)
c.250bps
Organic capital accretion
>100bps
BAGL selldown and Non-Core disposals[18]
Conduct & litigation
9.1%
10.3%
11.4%
11.3%
11.6%
Dec-13
Dec-14
Dec-15
Mar-16
Jun-16

- CET1 ratio of 11.6% as at 30 June 2016, an improvement of c.250bps since December 2013 despite absorbing conduct and litigation charges of c.160bps
- The 30bps Q2 increase was driven by a £1.5bn increase in CET1 capital while RWAs increased by £3bn
  - CET1 capital up mainly due to profits, the impact of the sale of 12.2% in BAGL, and reserve movements incl. FX
  - GBP depreciation drove most of the RWA increase, partially offset by underlying reductions in non-core
- Further sell-down of BAGL to a level that achieves regulatory deconsolidation[18], non-core disposals and CET1 accretion expected to more than offset potential headwinds

Leverage ratio[19]


1,365
1,233
1,028
1,082
1,155
Leverage exposure (£bn)
c.120bps
3.0%
3.7%
4.5%
4.3%
4.2%
Dec-13
Dec-14
Dec-15
Mar-16
Jun-16

- Leverage ratio of 4.2% as at 30 June 2016, an improvement of c.120bps since December 2013
- The 10bps Q2 reduction was mainly due to a £73bn increase in leverage exposure, offsetting the £1.6bn increase in T1 capital
- The increase in leverage exposure mainly reflects market movements, including FX, impacting a number of line items, and an increase in the cash contribution to the Group liquidity pool
- Expect to grow the leverage ratio further over time, maintaining the ratio comfortably above future minimum requirements

12 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Managing evolving future minimum CET1 levels

Illustrative evolution of minimum CET1 requirements and buffers[20]


Minimum CRD IV CET1 requirement
2016 Pillar 2A CET1 requirement[21]
G-SIB buffer
Capital Conservation Buffer (CCB)
Mandatory distribution restrictions hurdle[22]
BoE stress test systemic reference point for 2016 tests[23]
H116 CET1 11.6%
Future CET1 ratio[20] = Regulatory minimum level + c.1-1.5% management buffer
Current buffer: 3.8%
c.1-1.5% Management buffer
Stress buffer[24] (including management buffer): c.4%
Previous stress tests[25]:
• 2014 'stress-loss': 160bps
• 2015 'stress-loss': 290bps
11.2%
8.7%
7.8%
7.2%
0.6%
0.5%
2.2%
4.5%
2.5%
2.0%
2.2%
4.5%
Shifts in CRD IV buffers
Reduction as P1 RWAs recalibrated
Jan-16
Fully phased-in illustration

CET1 minimum levels and internal management buffer

- As capital buffers and RWAs will evolve over time, we manage our CET1 position to maintain a prudent internal management buffer over future minimum levels to guard against mandatory distribution restrictions[22]
- The management buffer is prudently calibrated, intended to absorb fluctuations in the CET1 ratio, cover against event risk and stress, and to ensure management actions can be taken in sufficient time to avoid breaching mandatory distribution restrictions in stress event

Key regulatory variables potentially impacting future minimum CET1 levels

CRD IV buffers

- ↓ De-risking and management actions with aim to reduce the G-SIB buffer
- ↑ Potential future introductions of or variations in country-specific countercyclical buffers (CCyBs)

Pillar 2A requirements[21]

- Barclays' 2016 P2A requirement as per the PRA's Individual Capital Guidance (ICG) is 3.9%, of which 2.2% is required to be held in CET1 form
- ↓ Despite 2016 increase, expect partial shift into Pillar 1 over time

RWA developments

- ↓ Expect further RWA reduction pre any Basel recalibration. Full deconsolidation of BAGL on a regulatory and accounting basis and further BNC reductions towards 2017 target implies RWAs in "low £300bns"[18]
- While RWAs might increase due to Basel driven rule changes, this should be at least partially offset by reductions in Pillar 2A requirements

13 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Managing capital position for regulatory minimum levels and stress testing

Barclays' expected systemic reference points for 2016 BoE stress test[20,23]



Minimum CRD IV CET1 requirement
2016 Pillar 2A CET1 requirement[21]
G-SIB buffer
Capital Conservation Buffer (CCB)
Mandatory distribution restrictions hurdle[22]
BoE stress test systemic reference point for 2016 tests[23]
Future CET1 ratio[20] = Regulatory minimum level + c.1-1.5% management buffer
H116 CET1 11.6%
c.1-1.5% Management buffer
Stress buffer[24] (including management buffer): c.4%
Previous stress tests[25]:
2014 'stress-loss': 160bps
2015 'stress-loss': 290bps
7.8%
7.2%
0.6%
0.5%
2.2%
4.5%
9.0%
7.7%
1.3%
1.0%
2.2%
4.5%
10.1%
8.2%
1.9%
1.5%
2.2%
4.5%
11.2%
8.7%
2.5%
2.0%
2.2%
4.5%
Jan-16
Jan-17
Jan-18
Jan-19

- For the 2016 BoE stress tests, the stress test systemic reference point will include the minimum CRD IV CET 1 requirement, P2A, and a phased-in G-SIB buffer
- The stressed capital ratio for each year over the stress test horizon will be measured against the respective applicable stress test systemic reference point
- Barclays' fully phased-in stress buffer is expected to be c.4% when including the management buffer, providing ample headroom should future stress losses be higher than experienced to date

14 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Evolving CRD IV capital structure transitioning to HoldCo over time

Illustrative evolution of CRD IV capital structure[26]



18.7%
Total capital ratio
4.1% (£15.0bn) T2
1.6% (£5.8bn) Legacy T1
1.4% (£5.3bn) AT1
11.6% (£42.4bn) CET1
Barclays Jun-16 capital structure (PRA transitional)
≥17%
Total capital ratio
≥3% T2 (incl. P2A)
2.2% AT1 (incl. P2A)
1.0 - 1.5% Internal buffer
2.0% G-SII
2.5% Capital Conservation buffer
2.2% P2A
4.5% CET1
CCyB/ Sectoral buffers
Barclays end-state capital structure

Well managed and balanced total capital structure

- Transitional and fully-loaded total capital ratios increased by 50 and 40bps respectively to 18.7% (Mar-16: 18.2%) and 17.6% (Mar-16: 17.2%), mainly driven by CET1 accretion
- Capital efficient CRD IV grandfathering transition supported by recent LMEs
  - Most OpCo capital is expected to remain eligible CRD IV capital during and, to the extent outstanding, after grandfathering period, and is currently expected to qualify as MREL/TLAC until 1 Jan 2022[27]
- We aim to manage our capital structure in an efficient manner:
  - Expect to build an additional c.80bps of AT1 to reach c.2.2% in end-state through measured issuance over time
  - Quantum of Tier 2 capital will be informed by MREL rules which are yet to be finalised, as well as relative pricing of Tier 2 and senior unsecured debt and investor appetite

Pillar 2A requirement[21]

- Barclays' 2016 Pillar 2A requirement as per the PRA's Individual Capital Guidance (ICG) is 3.9%. The ICG is subject to at least annual review
  - CET1 of 2.2% (assuming 56% of total P2A requirement)
  - AT1 of 0.7% (assuming 19% of total P2A requirement)
  - T2 of 1.0% (assuming 25% of total P2A requirement)
- Basel Committee consultations and reviews of approaches to Pillar 1 and Pillar 2 risk might further impact the Pillar 2A requirement in the future

15 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Capital allocation balanced and diversified across the Group
Group RWAs (£bn) by division – Jun-16 Group RWAs (£bn) by product – Jun-16
£366bn £366bn
47 Non-Core: 13% Operational Risk29
4328 Head Office: 12%
Non-Core
Includes
Head Office Africa Banking RWAs
67 Barclays UK: 18%
WEBB30 Mortgages Consumer, Cards & Payments: 8% Personal
31 Barclaycard Consumer UK
24 Operational Risk: 7% Consumer, Cards & Payments
23 Market Risk: 6% Macro
26 Counterparty Credit Risk: 7% Equities Credit CIB
Banking fees 105 Credit Risk: 29% Corporate lending Transactional banking
Markets businesses (Credit, Equities and Macro) represent c.15% of Group RWAs31
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continued strong leverage position

Leverage exposure[32] (£bn)


L&A and other assets[33]
Derivatives
SFTs
Undrawn commitments
Leverage ratio[32]
3.7%
4.5%
4.3%
4.2%
1,233
1,028
1,082
1,155
115
157
271
690
111
94
195
628
112
99
200
671
117
111
219
708
Dec-14
Dec-15
Mar-16
Jun-16

Highlights

Q216

- Decrease in leverage ratio to 4.2% primarily driven by an increase in leverage exposure, offsetting the £1.6bn increase in Tier 1 capital
- The £73bn increase in leverage exposure mainly reflects market movements, including FX, impacting a number of line items, and an increase in the cash contribution to the Group liquidity pool
- Core drove £76bn of the increase which was partially offset by a small decrease of £3bn in BNC, although this would have been larger excluding currency impacts

Regulatory developments

- From 1 January 2016, Barclays is required to also calculate an average leverage ratio based on the average capital measure divided by the average exposure measure for the quarter. As at 30 June 2016, the average leverage ratio was 4.1%[34]
- The average leverage ratio remains well in excess of the expected minimum end-state requirement for Barclays, expected to be below 4%

17 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Holding company transition and MREL/TLAC

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

TLAC and MREL requirement expectations

Pillar 1 TLAC minimum requirements and illustrative MREL expectations[27]


Pillar 1 requirements
2016 Pillar 2A requirement[21]
Assumed CRD IV combined buffer requirement
BoE Recapitalisation amount
TLAC
MREL[27]
c.4.5%
16%
c.20.5%
FSB TLAC Jan-19
c.4.5%
18%
c.22.5%
FSB TLAC Jan-22
H116 PRA Transitional total capital ratio: 18.7%
CBR 1.1%
3.9%[21]
8%
13%
MREL 2016 expectation
c.4.5%
≥8%
3.9%[21]
8%
Recapitalisation
Loss-absorbtion
Equal to at least Pillar 1 minimum TLAC requirements
Illustrative Future MREL

- Compliant with 1 January 2016 MREL, as set at applicable regulatory minimum capital levels, including Pillar 2A, as indicated by the Bank of England
- MREL expected to equal applicable minimum capital requirement until 1 January 2020. Ahead of that, G-SIBs are expected to be required to meet at least FSB's Pillar 1 minimum TLAC requirement as of 1 January 2019. This provides UK banks ample time and flexibility to manage the transition period
- However, as rules are not yet finalised, uncertainty remains both as to the requirement and its calibration

19 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Illustrative MREL/TLAC requirements

Illustrative MREL/TLAC needs to meet future requirements[27]


21.9%
HoldCo Snr: 3.2% (£11.7bn)
T2: 4.1% (£15.0bn)
T1: 3.0% (£11.1bn)
CET1: 11.6% (£42.4bn)
17.0%
HoldCo Snr: 3.2% (£11.7bn)
T2: 0.8% (£2.9bn)
AT1: 1.4% (£5.3bn)
CET1: 11.6% (£42.4bn)
c.£6bn p.a. / £33bn in aggregate to 1 Jan 2022[27]:
5.5 year conformance period
≥24%
HoldCo Senior
T2: ≥3.0%
AT1: c2.2%
CET1
Jun-16 BoE Transitional MREL/TLAC
Jun-16 Spot MREL/TLAC
Illustrative issuance [35]
Illustrative 1 Jan 2022 MREL/TLAC

- Proactive refinancing from HoldCo and liability management exercises executed to date position us well for future requirements
- While our full MREL requirement might apply earlier, we currently expect the 1 January 2022 requirement to be our binding constraint due to the potential disqualification of OpCo legacy T1 and T2 capital from this point onwards
- At a minimum, we expect to need to meet at least the Pillar 1 minimum TLAC requirement of 18%, plus an assumed CBR of c.4.5% by 1 January 2022, on top of which we expect to hold a prudent management buffer
- This would drive manageable illustrative issuance volumes across AT1, T2 and HoldCo senior debt, subject to market conditions and capacity
- Actual issuance may differ from illustration and will depend on future MREL/TLAC requirements, future RWA levels, CET1 accretion, investor appetite and market conditions
- Precise composition of future MREL/TLAC stack remains subject to our final MREL/TLAC requirement, shifts in the various components of our future total capital requirements, and the relative pricing of – and investor appetite for – various HoldCo debt classes

Key assumptions (all subject to change):

- End requirement based on our current understanding of TLAC pillar 1 requirement plus buffers
- Spot RWAs of £366bn
- CET1 resources held constant

20 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continued progress on transition to HoldCo capital and funding model

PRA transitional regulatory capital

(£bn)	Dec-15	Jun-16
PRA transitional Common Equity Tier 1 capital	**40.7**	**42.4**
PRA transitional Additional Tier 1 regulatory capital	**11.9**	**11.1**
– *Barclays PLC (HoldCo)*	*5.3*	*5.3*
– *Barclays Bank PLC (OpCo)*	*6.6*	*5.8*
PRA transitional Tier 2 regulatory capital	**13.8**	**15.0**
– *Barclays PLC (HoldCo)*	*1.8*	*2.9*
– *Barclays Bank PLC (OpCo)*	*12.0*	*12.1*
PRA transitional total regulatory capital	**66.5**	**68.4**

Outstanding term vanilla senior unsecured debt

(£bn)	Dec-15	Jun-16
Barclays PLC (HoldCo)	6.2	11.7
Barclays Bank PLC (OpCo)[36]	22.8	17.6
Total term vanilla senior unsecured debt	**29.0**	**29.3**

BB PLC Tier 2 capital as at 30 June 2016 (nominal basis)[37,38]


By contractual maturity as applicable
By next call date as applicable
0.0
0.7
1.2
0.1
1.7
1.5
0.0
0.0
0.8
0.2
4.6
0.1
3.1
0.0
0.7
0.2
2016
2017
2018
2019
2020
2021
2022
2023+

BB PLC Tier 1 capital as at 30 June 2016 (nominal basis)[37]


First call date
2.6
0.3
0.0
3.0
0.2
0.0
0.0
0.5
2016
2017
2018
2019
2020
2021
2022
2023+

Term vanilla senior unsecured debt maturities as at 30 June 2016


BB PLC (£18bn total)
B PLC (£12bn total)
2.6
5.0
1.0
0.6
1.5
3.4
1.1
2.0
2.5
0.9
0.8
0.4
4.8
2.7
2016
2017
2018
2019
2020
2021
2022
2023+

21 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

UK approach to resolution

Illustrative UK resolution loss allocation waterfall[39]

OpCo waterfall

STEP 1

- Total OpCo losses are allocated to OpCo investors in accordance with the OpCo creditor hierarchy
- Each class of instrument should rank *pari passu* irrespective of holder, therefore LGD of external and internal instruments of the same class are expected to be the same

Intercompany investments

STEP 2

- Losses are transmitted to HoldCo through write-down of its intercompany investments in line with the OpCo's creditor hierarchy
- The HoldCo's investments are impaired by aggregating the losses on each of the intercompany investments

HoldCo waterfall

STEP 3

- The loss on HoldCo's investment from step 2 is allocated to the HoldCo's investors in accordance with the HoldCo creditor hierarchy
- The HoldCo creditor hierarchy remains intact



LOSS ABSORBTION
5
4
3
2
1
Illustrative OpCo loss
Senior Unsecured
Other internal TLAC[27]
External Tier 2
Inter-company Tier 2
External Tier 1
Inter-company AT1
Equity
OpCo Liabilities
Loss allocation
Senior Unsecured investment
Other internal TLAC[27] investment
Tier 2 investment
AT1 investment
Equity investment
HoldCo Investments in OpCo
Illustrative HoldCo loss
Senior Unsecured
Tier 2
Additional Tier 1
Equity
HoldCo Liabilities
LOSS ABSORBTION

- BRRD PONV write-down powers ensures OpCo regulatory capital (external and internal) is written down after equity[40]
- The illustrative loss shows that external and internal OpCo investments of the same rank in resolution should have the same LGD. However, step 3 illustrates that the LGD for an OpCo instrument class could be different to that of the same class at the HoldCo where the diversification of a banking group is retained
- External loss absorbing capacity at OpCo provides support to HoldCo and its creditors
- Important for UK HoldCo investors to understand nature of intercompany arrangements

22 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays PLC parent company accounts

Barclays PLC parent company balance sheet

Balance sheet

	As at 31 Dec-15 £m	As at 30 Jun-16 £m
Assets		
Investment in subsidiary	35,303	35,417
Loans and advances to subsidiary	7,990	14,687
Derivative financial instrument	210	255
Other assets	133	62
Total assets	43,636	50,421
Liabilities		
Deposits from banks	494	496
Subordinated liabilities	1,766	2,917
Debt securities in issue	6,224	11,770
Other liabilities	-	-
Total liabilities	8,484	15,183
Shareholders' equity		
Called up share capital	4,201	4,228
Share premium account	17,385	17,535
Other equity instruments	5,321	5,321
Capital redemption reserve	394	394
Retained earnings	7,851	7,760
Total shareholders' equity	35,152	35,328
Total liabilities and shareholders' equity	43,636	50,421

Key notes

- Barclays PLC is the holding company of the Barclays Group
- The HoldCo's primary assets currently are its investments in, and loans and advances made to, its sole direct subsidiary, Barclays Bank PLC, the operating company
- As Barclays continues to be committed to issuing most capital and term vanilla senior unsecured debt out of the HoldCo going forward, the HoldCo balance sheet is expected to increase
- As at 31 December 2015, the distributable reserves of Barclays PLC were £7.1bn

Notes to the parent company balance sheet as at 30 June 2016

Investment in subsidiary

The investment in subsidiary of £35,417m (2015: £35,303m) represents investments made into Barclays Bank PLC, including £5,321m (2015: £5,321m) of Additional Tier 1 (AT1) securities. The increase of £114m during the period was due to a cash contribution made to Barclays Bank PLC.

Loans and advances to subsidiary, subordinated liabilities and debt securities in issue

During H1 2016, Barclays PLC issued $1.25bn of Fixed Rate Subordinated Notes included within the subordinated liabilities balance of £2,917m (2015: £1,766m), $4.3bn of Fixed Rate Senior Notes, Yen 20bn of Fixed Rate Senior Notes, €1.7bn Fixed and Floating Rate Senior Notes, and AUD 0.1bn of Fixed Rate Senior Notes included within the debit securities in issue balance of £11,770m (2015: £6,224m). The proceeds raised through these transactions were used to invest in Barclays Bank PLC in each case with a ranking corresponding to the notes issued by Barclays PLC and included within the loans and advances to subsidiary balance of £14,687m (2015: £7,990m).

23 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Structural Reform

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Simplifying our business divisions for structural reform

Barclays PLC[41]

Divisional constructs

Barclays UK	Barclays Corporate & International	Non-Core	Africa Banking
UK consumer and business bank[42] differentiated by scale and digital innovation	Diversified transatlantic wholesale and consumer bank	Expect to close in 2017 with c.£20bn of RWAs	Aim to achieve regulatory deconsolidation First selldown to 50.1% completed
Personal Banking Barclaycard Consumer UK Wealth, Entrepreneurs & Business Banking	Corporate & Investment Bank Consumer, Cards & Payments		

Summary financials – H116

	Barclays UK	Barclays Corporate & International
PBT	£1,080m	£2,753m
RoTE[43]	13.6%	14.3%
RWAs	£67bn	£209bn

Future legal entity constructs

Formation of the UK Ring-fenced Bank (RFB) prior to 1 January 2019	Barclays Bank PLC (and subsidiaries)	Residual assets to RFB and BB PLC

- Delivering entities with strong returns and well balanced funding profiles
- Well capitalised entities with strong balance sheets and asset quality
- Expect that both divisions, when separately assessed, would support solid investment grade ratings

25 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Progress on Group legal structure
Barclays PLC41
Barclays UK Likely to be Barclays Corporate & International
transferred 42 under
Divisional UK consumer and business bank Barclays PLC Diversified transatlantic wholesale constructs differentiated by scale and digital innovation in the future and consumer bank
Enterprise-wide Service entity Company Construct Formation of the
Integrated under current Barclays Bank PLC
legal UK Ring-fenced Bank prior to 1 January 2019 management structures to (and subsidiaries)
constructs provide critical service to BUK Future and BC&I to deliver operational continuity
US IHC
Successfully launched 1st July 2016
US IHC Multiple entities
Holds all existing US subsidiaries
Compliant with all minimum requirements
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Anticipated funding sources of future UK ring-fenced bank and Barclays Bank PLC (and subsidiaries)

Barclays PLC[41]

Divisional constructs

Barclays UK	Barclays Corporate & International
UK consumer and business bank[42] differentiated by scale and digital innovation	Diversified transatlantic wholesale and consumer bank

Legal entity constructs

Formation of the UK Ring-fenced Bank prior to 1 January 2019

Funding sources: **H116 LDR: 91%**

- **Deposit funding:**
  - Retail deposits
  - Business banking deposits
- **Term funding:**
  - Equity, debt capital and term senior unsecured debt downstreamed from B PLC (Internal MREL/TLAC)
  - Secured funding (e.g. covered bonds and ABS)
- **Other operating funding:**
  - Short-term funding (e.g. CD/CP)

Barclays Bank PLC (and subsidiaries)

Funding sources: **H116 LDR: 90%**

- **Deposit funding:**
  - Mid and large corporate deposits
  - Delaware deposits
  - International wealth customer deposits
- **Term funding:**
  - Equity, debt capital and term senior unsecured debt downstreamed from B PLC (Internal MREL/TLAC)
  - Residual outstanding BB PLC externally issued debt capital and senior unsecured debt (including structured notes)
  - Secured funding (e.g. ABS)
- **Other operating funding (externally issued):**
  - Short-term funding (e.g. CD/CP)

27 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Liquidity & Funding

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Maintaining a robust liquidity position and well diversified funding profile

High quality liquidity pool (excluding BAGL) (£bn)


LCR[44]
124%
133%
129%
124%
149
145
132
149
27
85
37
22
75
48
26
55
51
26
46
77
Dec-14
Dec-15
Mar-16
Jun-16
Cash & Deposits at Central Banks
Government Bonds
Other Available Liquidity

Maintained a robust liquidity position

- Group liquidity pool at £149bn, an increase on Q1 as we increased the cash contribution whilst reducing government bonds in the run-up to the EU referendum, in particular a larger USD cash position
- Quality of the pool remains high:
  - 82% held in cash, deposits with central banks and high quality government bonds
  - 92% of government bonds are securities issued by UK, US, Japanese, French, German, Danish, Swiss and Dutch sovereigns
- All else being equal, no need to access term wholesale funding markets for the remainder of the year to maintain an expected LCR above 100%
- Although not a requirement, the liquidity pool exceeded wholesale funding maturing in less than one year by £79bn

Total funding (excluding BAGL)


NSFR[45]
102%
106%
106%
106%
£508bn
£499bn
£490bn
£511bn
13%
13%
8%
4%
62%
11%
13%
7%
4%
64%
11%
13%
5%
4%
66%
12%
15%
5%
4%
65%
Dec-14
Dec-15
Mar-16
Jun-16
Customer deposits
Secured term funding
Sub. Debt[46]
Short-term debt and other deposits
Unsecured term funding

Well balanced funding profile

- The Group made good progress on its commitment to transition to a holding company capital and wholesale funding model during H116
  - Successfully issued £5.7bn from the HoldCo in H116. Further issuance subject to market conditions and investor capacity
  - £6.1bn of public operating company senior debt and capital instruments, including preference shares, have been bought back and called during H116 as we continued to optimise funding costs
- As at H116, remaining maturities across public and private senior unsecured and secured, and capital instruments of £7bn in 2016
- Aim to build a diversified funding profile at the HoldCo across currencies, maturities and channels
- We expect to be a measured issuer of AT1 and T2 out of HoldCo over the next few years
- Group and retail businesses Loan to Deposit Ratio (LDR) stable at 97% and 85% respectively

29 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continue to access diverse wholesale funding sources across multiple products, currencies and maturities

Wholesale funding by product[46]


11%
13%
4%
15%
25%
12%
15%
5%
Deposits from banks
CDs and CPs
ABCPs
Public benchmark MTNs
Privately placed MTNs
Covered bonds/ABS
Subordinated liabilities[46]
Other[47]

Wholesale funding by maturity[46]


18%
8%
6%
13%
11%
5%
8%
10%
21%
≤ 1 month
> 1 mth but ≤ 3 mths
> 3 mths but ≤ 6 mths
> 6 mths but ≤ 12 mths
> 1 year but ≤ 2 years
> 2 year but ≤ 3 years
> 3 year but ≤ 4 years
> 4 year but ≤ 5 years
> 5 years

By currency[46]	USD	EUR	GBP	Others
As at 30 June 2016	47%	30%	19%	4%
As at 31 December 2015	38%	31%	23%	8%

Key messages

- Total wholesale funding (excluding repurchase agreements) was £154bn at H1 16, an increase of £12bn over the year due to the prudent management of our liquidity position in the immediate run-up to the EU referendum, which mainly comprised of money market funding of <1 month duration
  - £70bn matures in less than one year, while £28bn matures within one month (Dec-15: £54bn and £16bn respectively)
  - Long-term funding for the Group has reduced since YE 15 as we have de-levered the balance sheet
- H116 issuance activity from Barclays PLC includes:
  - c.£4bn equivalent of public benchmark senior unsecured debt
  - c.£0.9bn equivalent of subordinated debt
  - Private MTN issuance across four currencies
- The Group bought back £6.1bn of outstanding Barclays Bank PLC senior debt and capital instruments during H116 as part of Barclays' ongoing liability management
  - £5.0bn equivalent of senior instruments across 10 instruments
  - £1.1bn of capital instruments across 4 securities, including the series 4 USD preference shares
- As at H116, remaining maturities across public and private senior unsecured and secured, and capital instruments of £7bn in 2016

30 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Wholesale funding composition[48]

As at 30 June 2016 (£bn)	≤1 month	>1 month but ≤3 months	>3 months but ≤6 months	>6 months but ≤12 months	Total ≤1 year	>1 year but ≤2 years	>2 year but ≤3 years	>3 year but ≤4 years	>4 year but ≤5 years	>5 years	Total
Barclays PLC											
Senior unsecured MTNs (public benchmark)	-	-	-	-	-	0.8	0.1	2.2	2.7	5.3	11.1
Senior unsecured MTNs (private placements)	-	-	-	-	-	-	0.1	-	0.1	0.5	0.7
Subordinated liabilities	-	-	-	-	-	-	-	-	1.0	1.9	2.9
Barclays Bank PLC											
Deposits from banks	18.2	1.3	1.5	1.4	22.4	-	-	-	0.3	0.3	23.0
Certificates of deposit and commercial paper	1.0	4.9	4.6	4.9	15.4	0.9	0.6	0.9	0.5	0.4	18.7
Asset backed commercial paper	4.0	3.1	0.1	-	7.2	-	-	-	-	-	7.2
Senior unsecured MTNs (public benchmark)	-	1.5	-	3.8	5.3	0.1	1.6	2.0	0.7	1.7	11.4
Senior unsecured MTNs (private placement)[49]	1.1	1.7	3.0	4.9	10.7	6.1	4.4	3.4	2.2	8.9	35.7
Covered bonds	-	-	-	3.2	3.2	2.4	-	1.8	1.0	3.7	12.1
ABS	-	-	0.3	1.5	1.8	1.3	0.8	1.1	-	-	5.0
Subordinated liabilities	-	-	-	-	-	4.3	0.1	-	6.0	9.3	19.7
Other[47]	3.2	0.2	0.3	0.3	4.0	0.5	0.4	0.3	0.3	0.7	6.2
Total	27.5	12.7	9.8	20.0	70.0	16.4	8.1	11.7	14.8	32.7	153.7
Total as at 31 December 2015	15.8	15.3	8.6	13.8	53.5	16.5	12.6	13.7	8.3	37.3	141.9

31 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Asset quality

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Stable CRLs in proportion to gross L&A reflecting Barclays prudent approach to credit risk management

Retail CRL % of Gross L&A



Dec-15
Jun-16
1.5% 1.4%
3.3% 3.6%
2.0% 1.8%
7.4% 8.1%
2.3% 2.1%
Barclays UK
Barclays Corporate & International
Core
Non-Core
Group

Strong coverage of Group Credit Risk Loans (CRLs) and stable Loan Loss Rate (LLR)



CRLs % of Gross L&A
Loan loss rate
CRL coverage
63%
66%
1.8%
47bps
1.4%
39bps

	Dec-15	Jun-16
CRLs	7,817	6,639
L&As[50]	445,487	477,826

Wholesale CRL % Gross L&A



Dec-15
Jun-16
3.9% 4.1%
0.8% 0.7%
1.3% 0.9%
1.1% 0.8%
1.2% 0.9%
Barclays UK
Barclays Corporate & International
Core
Non-Core
Group

Definitions

- A loan becomes a CRL when evidence of deterioration has been observed. A loan may be reported in one of three categories: 1) impaired loans; 2) accruing loans past due 90 days or more as to principal or interest; 3) impaired or restructured loans. These may include loans which, while impaired, are still performing but have associated individual impairment allowances raised against them
- LLR is the impairment charge (annualised) as a proportion of gross loans and advances

33 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Asset quality trends remain favourable
Impairment charge and CRLs tracking downwards…
£m 5.1%
4.4%
CRL as % of 3.2%
Gross L&A 2.8%
5,672 2.0% 1.8%
1.4% P&L charge 3,802 3,340 3,071 2,168 2,114 931 2010 2011 2012 2013 2014 2015 H116 52
…while CRL coverage ratio improved
£m 63.0% 66.0% 57.5% CRL Coverage 54.6% 49.7% 51.9% ratio 48.9% Impairment allowance 12,432 10,597 7,799 7,258 5,455 4,921 4,383 2010 2011 2012 2013 20141 2015 H11652
90-day delinquency trends improving or stable
UK Cards
1.6%
UK Mortgages 1.2%
0.3%
0.2% 2010 2011 2012 2013 2014 2015 H116
Impairment charges have consistently declined since 2010 Credit Risk Loans51 as a percentage of Gross Loans and Advances have also consistently declined
Coverage ratios have increased steadily as a result of consistent improvement in asset quality, although impairment allowances have fallen significantly since 2010
Both UK Cards and UK Mortgages delinquency rates remain well controlled, reflecting the quality of the books
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Prudent and well managed risk appetite

Bank of England stress tests – CET1 ratio drawdown[11] (bps)

2014



480
340
240
160
210
Barclays
Bank 1
Bank 2
Bank 3
Bank 4

BoE Stress Test assumptions (peak stress)	2014
GDP growth	(2.4%)
Unemployment rate	11.8%
Inflation	6.6%
House Price Inflation	(35%)
Interest rate	4.2%

2015



500
510
290
320
330
Barclays
Bank 1
Bank 2
Bank 3
Bank 4

BoE Stress Test assumptions (peak stress)	2015
GDP growth	(2.4%)
Unemployment rate	9.2%
Inflation	(0.9%)
House Price Inflation	(20%)
Interest rate	0%

Lowest stress loss in both 2014 and 2015 BoE stress tests post strategic management actions

Evidence of conservative risk profile

- Maintained a consistently prudent risk appetite into and since the 2008 financial crisis
  - Remain conservatively positioned across all of our portfolios
- High quality, conservative UK mortgage portfolio, with low average LTV of c.47% and strong underwriting criteria which have not changed since the crisis
  - Intentionally low market share in higher risk segments including high LTV[53] (2%) and buy-to-let (9%) mortgages
  - Resilient under the house price declines in both the 2014 and 2015 Bank of England stress tests
- Careful and responsive risk management across UK and US credit card portfolios with history of improving delinquency trends
- Limited and stable exposure to UK Commercial Real Estate with conservative LTV profile and well collateralised

35 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
UK Mortgages – High quality, conservative portfolio
BoE Stress Tests UK Mortgage Cumulative Impairment Charge Rates54
2014 2015
4% 3% 2% 1%
0%
Barclays Bank 1 Bank 2 Bank 3 Bank 4 Bank 5
Mortgages Impairment vs. Peer Average55
£m Peers Barclays
500 400 300 200 100
0
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 -100
Key Messages
High quality, conservative £127bn mortgage portfolio
- Average LTV56 of 47%
- >90 day arrears of 0.2%
- UK mortgage LLR remains negligible
Consistently strong underwriting criteria – limited high LTV57 and buy-to-let (2% and 9% of the portfolio, respectively)
- Average LTV56 of 52% for buy-to-let
- Average LTV56 for London of 36% and South East of 45%
Low proportion of BTL and SVR mortgages
2% 9%
SVR
BTL
Other mortgages
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
UK and US Cards – Seasoned, diversified and resilient portfolios
Breakdown by Delinquency Bucket – UK
30% Early Delinquency Late Delinquency
20%
10%
0%
Q2 07 Q2 08 Q2 09 Q2 10 Q2 11 Q2 12 Q2 13 Q2 14 Q2 15 Q2 16
Breakdown by Delinquency Bucket – US
30%
Early Delinquency Late Delinquency
20%
10%
0%
Q2 08 Q2 09 Q2 10 Q2 11 Q2 12 Q2 13 Q2 14 Q2 15 Q2 16
Key Messages
History of strong and improving delinquency trends across both portfolios Portfolios have been built to be resilient; credit criteria is regularly updated as the macroeconomic environment changes and credit trends improve or deteriorate Strong CRL Coverage Ratios provide significant protection and have increased in recent years
- UK cards CRL Coverage Ratio increased from 90% to 125% between 2012 and H1 2016 Barclaycard remained profitable throughout the stress period for both the Bank of England stress tests in 2014 and 201558
CRL Coverage Ratio
140%
UK Cards US Cards 120%
100% 80% 60% 40% 20%
0%
H112 FY12 H113 FY13 H114 FY14 H115 FY15 H116
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
UK Commercial Real Estate – Stable and limited exposure
BoE Stress Tests UK CRE Cumulative Impairment Charge Rates54
2014 2015
18% 15% 12% 9% 6% 3%
0%
Barclays Bank 1 Bank 2 Bank 3 Bank 4 Bank 5
UK Commercial Real Estate LTV Distribution59
8.6
0.3 0.1 0.1 <=75% >75% and >100% and >125% <=100% <=125%
Key messages
Stable and limited exposure to UK Commercial Real Estate with strict adherence to conservative underwriting criteria over time
- Total UK CRE exposure of £12.3bn representing just 2.6% of total Loans & Advances
- Total collateral balances of £26bn Impairment release for H116 of £1m
Past due balances stood at £174m, representing 1.4% of the portfolio, of which 50% is covered by impairment allowances Over 70% of exposure has a contractual maturity of less than five years Commercial development lending is less than 2% of the CRE book
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Level 3 assets
As at Dec-15 As at Jun-16
140
86 4,947 1,022 4,822 458
11,013 5,418 Total: 17,758 Total:
£37bn 6,771 £31bn
7,330 7,424
Financial assets designated at fair value Derivative financial instruments Available for sale investments
Assets included in disposal groups classified as held for sale Trading portfolio assets Investment property
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Limited oil and gas exposures and robust risk management (31 December 2015)
Key stats Good quality and well diversified Effective risk management
Total credit risk exposures of Of our total wholesale credit exposures84: Our exposure to Oil & Gas is well balanced, with no large concentration of exposure, either by £18.2bn activity or geography
Majority of exposure is to oil majors and other £4.4bn on-balance sheet investment grade clients Strong For remaining exposures, our lending is 78% conservative £106m —Lending to Exploration & Production (E&P), for example, is primarily through Impairment in 2015 collateralised reserve based lending Weak Satisfactory structures whereby loans are secured by the
3% 19% value of proven and producing reserves
Exposure to the metals and mining sector is to
If oil prices remained at experienced counterparties with established c.$30 per barrel track records and strong balance sheets
- Majority of exposure is to diversified majors and other investment grade clients throughout 2016, estimate additional Services impairment of 17%
Refining 4%
c.£250m E&P
62% Midstream
Or if prices reduced to 17%
c.$25 per barrel, c.£450m
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Credit ratings

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Ratings a key strategic priority

Senior Long Term/ Short Term ratings	Standard & Poor's	Moody's	Fitch
Barclays PLC (B PLC - HoldCo)	BBB A-2	Baa3 P-3	A F1
Barclays Bank PLC (BB PLC - OpCo)	A- A-2	A2 CRA: A1[60] P-1	A F1
Outlook			
Pre-referendum	STABLE	STABLE	STABLE
Post-referendum	NEGATIVE	NEGATIVE	STABLE

- Barclays is committed to maintaining strong investment grade ratings
- Pre-referendum, all 3 rating agencies affirmed Barclays ratings during H116 with stable outlooks

Rating actions post-referendum

- All rating agencies took action on UK sovereign ratings
  - S&P and Moody's placed several UK banks on negative outlooks, including Barclays, whilst affirming the ratings
  - Ratings and outlooks for Barclays have remained unchanged with Fitch after the UK referendum

HoldCo and OpCo ratings

- Punitive HoldCo vs. OpCo differentials remain under S&P and Moody's due to:
  - No HoldCo uplift for junior debt cushion (S&P)
  - Expected increase in thickness of the senior HoldCo layer which will benefit LGF over time not taken into account (Moody's)

42 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays rating composition for senior debt

Standard & Poor's

Stand-alone rating	Stand-Alone Credit Profile	bbb+
	Anchor	bbb+
	Business position	0
	Capital and earnings	0
	Risk position	0
	Funding and liquidity	0
Additional factors	Additional factors	
	Notching (HoldCo)	-1
	ALAC[61] support (OpCo)	+1
	Government support	0
	Group support	0
Liability ratings	HoldCo senior long-term	BBB
	OpCo senior long-term	A-
	OpCo senior short-term	A-2
	Post-referendum outlook	Negative

Moody's

Stand-alone rating	Baseline Credit Assessment	baa2
	Macro profile	Strong+
	Financial profile	baa2
	Qualitative adjustments	0
Additional factors	Additional factors	
	Loss given failure (HoldCo)	-1
	Government support (OpCo)	1
	Loss given failure (OpCo)	2
Liability ratings	HoldCo senior long-term	Baa3
	OpCo senior long-term	A2
	OpCo senior short-term	P-1
	Post-referendum outlook	Negative

Fitch

Stand-alone rating	Viability Ratings	a		
	Operating environment	aa	to	a+
	Company profile	a	to	bbb+
	Management & Strategy	a+	to	a-
	Risk appetite	a+	to	a-
	Financial profile	a+	to	bbb
Additional factors	Additional factors			
	Government support	0		
	Qualifying junior debt	0		
Liability ratings	HoldCo senior long-term	A		
	OpCo senior long-term	A		
	OpCo senior short-term	F1		
	Post-referendum outlook	Stable		

43 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays rating composition for subordinated debt
Standard & Poor’s Moody’s Fitch
Stand-alone Stand-Alone Baseline Viability
bbb+ Credit baa2 a
rating Credit Profile Assessment Rating
HoldCo OpCo HoldCo OpCo HoldCo OpCo
T1
T2 T2 T1(non- T2
T2 AT1 Coco UT2 LT2 T1 T2 AT1 Coco UT2 LT2(cum) cum) T2 AT1 Coco UT2 LT2 T1
Contractual -1 -1 -1 -1 -1 -1 LGF -1 -1 -1 -1 -1
subordination
Loss
Coupon -1 -2 -2 -1 -1 -2
Bail-in -1 -1 -1 -1 -1 -1 skip risk -1 -1 severity
feature(cum)
Notching Buffer Coupon skip
to trigger -1 -1 risk -2
(non cum)
Coupon Non-
skip risk -2 -1 -2 Model-based performance -2/
-3 -2 -2
outcome with -3 risk -3
legacy T1
Structural -1 -1 rating cap
subordination
Total Total Total
-3 -6 -3 -3 -2 -4 -1 -3 -2 -1 -2 -3 -1 -5 -4 -3 -1 -4/-5
notching notching notching
Rating BB+ B+ BB+ BB+ BBB- BB Rating Baa3 Ba2 N/A Ba1 Baa3 Ba1 Ba2 Rating A- BB+ BBB- BBB A- BBB-
Liability /BB+
ratings Post-referendum Post-referendum Post-referendum
outlook Negative outlook Negative outlook Stable
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Appendix

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Our strategy remains unchanged and is on track

Transatlantic Consumer, Corporate and Investment Bank

Barclays UK	Barclays Corporate & International
UK consumer and business bank differentiated by scale and digital innovation	Diversified transatlantic wholesale and consumer bank
£67bn RWAs	£209bn RWAs
13.6% RoTE[62]	14.3% RoTE[62]

Well capitalised, supporting solid investment grade credit ratings

Measures to deliver strategy and manage legacy headwinds

- Accelerate Non-Core rundown. Flexibility to fund the accelerated rundown provided by plan to pay a dividend of 3.0p for 2016 and 2017 (FY15 dividend of 6.5p)
- Intention to deconsolidate Barclays Africa Group Limited (BAGL), leading to further simplification of the Group, further cost reductions, and CET1 ratio uplift in two to three years[18]
- Continued focus on cost reductions with cost guidance of £12.8bn for 2016 for Core (excluding BAGL), subject to FX[63]
- Settle remaining conduct and litigation

Diversified income streams (H116)


By business[8]
CC&P
21%
Personal Banking
18%
Barclaycard Consumer UK
8%
WEBB
7%
Markets
24%
Banking
22%
By geography[10]
Africa and Middle East
2%
Asia
3%
UK
54%
Europe
10%
Americas
31%

Financial targets

Returns	Group Return on Tangible Equity (RoTE)	Group will converge towards the Core RoTE
Capital	Group CET1 Ratio	100-150 bps above regulatory minimum level
Costs	Group Cost: Income Ratio	Below 60%

Intend to achieve these targets within a reasonable timeframe

46 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays UK: Focused UK consumer and business bank with scale

Differentiated through scale, with 23 million customers, and digital innovation

Personal Banking
- 16 million retail customers
- Digital is our biggest branch

Barclaycard UK
- 11 million UK customers
- #1 UK credit card issuer[64]

Business Banking and Wealth
- 23% of all UK startups[65]
- #2 UK wealth manager[66]

Leading the way in digital with our track record of innovation	Driving increased customer engagement	Deepening customer relationships and driving higher returns

47 | Barclays H1 2016 Fixed Income Investor Presentation

Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays Corporate & International: Diversified transatlantic wholesale and consumer bank

Scale and strength with growth opportunities in key geographies, with prudent risk management

Corporate and Investment Bank
- Top tier investment bank
- #1 US fee share for European banks[67]
- #1 arranger of UK corporate loans[68]

Payments and Merchant Acquiring
- #2 merchant acquirer in Europe[69]
- c.£300bn payments volume in 2015

Barclaycard and Wealth International
- #5 US co-brand credit card issuer[70]
- Top 10 US credit card receivables[71]

Diversified and resilient transatlantic business with global client reach

Delivering solutions for our corporate clients' financing, payments and transactional banking needs

Strong growth potential across Barclays Corporate & International businesses

48 | Barclays H1 2016 Fixed Income Investor Presentation

Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Intention to reduce 62.3% stake in Barclays Africa Group Limited (BAGL)

Impact of sell-down[18]

- **c.£2bn** Cost reduction
- **c.40,000** Headcount reduction
- **CET1 ratio uplift** in 2-3 years

Rationale for sell-down

- 100% financial responsibility with only 62.3% of benefits
- Despite strong returns profile locally, significantly diluted at Barclays Group level
- UK Bank Levy, GSIB buffer, MREL/TLAC and other regulatory requirements present challenges to Barclays as owners
- Intention to sell down to level which permits accounting and regulatory deconsolidation[18]

FY15 returns (%)


17.0
RoE dilution
8.3%
8.7
3.0
11.7
BAGL RoE
Africa Banking RoE
Goodwill
Africa Banking RoTE

Sell-down will lead to further simplification of the Group, resulting in cost reductions and CET1 ratio uplift

49 | Barclays H1 2016 Fixed Income Investor Presentation

Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Generating a consistently strong Core RoTE on an increasing tangible equity base
Core return on average tangible equity (excluding notable items)
10.7% 13.4% 14.0%
9.8%
11.2% 11.3% 10.7% 11.0% Barclays UK 18.4%
Barclays Corporate & International 11.9%
7.1%
6.3% – Corporate & Investment Bank 9.5%
– Consumer, Cards & Payments 26.3%
Q314 Q414 Q115 Q215 Q315 Q415 Q116 Q216
RoTE excluding notable items RoTE excluding notable items and UK bank levy
Core average tangible equity – excluding notable items (£bn)
39.6 40.7
36.3 36.4 37.7 38.3
32.9 34.6 24% increase in average tangible equity since Q314
Q314 Q414 Q115 Q215 Q315 Q415 Q116 Q216
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Group financials excluding notable items – Q216

Performance excluding notable items

Three months ended (£m)	Jun-16	Jun-15	% change
Income	5,065	5,683	(11%)
Impairment	(488)	(393)	(24%)
– *Operating expenses*	*(3,425)*	*(3,557)*	*4%*
– *Litigation and conduct*	*(47)*	*(77)*	*39%*
Total operating expenses	(3,472)	(3,634)	4%
Other net expenses	(342)	(39)	
Profit before tax	763	1,617	(53%)
Tax	(357)	(472)	24%
Profit after tax – continuing operations	406	1,145	(65%)
NCI – continuing operations	(92)	(85)	(8%)
Other equity holders	(104)	(79)	(32%)
Profit after tax – discontinued operation	145	162	(10%)
NCI – discontinued operation	(75)	(73)	(3%)
Attributable profit	279	1,069	(74%)
Performance measures			
Return on average tangible equity	2.5%	9.1%	
Cost: income ratio	69%	64%	
Loan loss rate (LLR)	41bps	35bps	
Basic earnings per share	1.8p	6.5p	
	Jun-16	Mar-16	
Risk weighted assets	£366.3bn	£363.0bn	
Notable items (£m)	Jun-16	Jun-15	
– *Own credit*	*292*	*282*	Income
– *Gain on disposal of Barclays' share of Visa Europe*	*615*	-	Income
– *Gains on US Lehman acquisition assets*	-	*496*	Income
– *Provisions for UK customer redress*	*(400)*	*(850)*	Litigation and conduct
Total	507	(72)	

Diversified Consumer, Corporate & Investment Bank

Q216 Core income by business[12] excluding notable items



18%
33%
49%
Barclays UK
BC&I - Corporate & Investment Bank
BC&I - Consumer, Cards & Payments

51 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Core income and margins – Q216

Income[7] (£m) – Three months ended	Jun-16	Jun-15	% change
– *Barclays UK*	*1,476*	*1,479*	-
– *Barclays Corporate & International*[72]	*1,000*	*942*	*6%*
– *Other*[73]	15	89	(83%)
Net interest income	2,491	2,510	(1%)
Non-interest income	2,918	2,931	-
Total Core income	5,409	5,441	(1%)

Structural Hedge contribution (£m)



667
671
648
H115
H215
H116

- Barclays UK net interest income remained broadly stable at £1.5bn
  - NIM also relatively stable in recent quarters, as deposit repricing initiatives offset continued mortgage margin pressure
  - Expect to broadly maintain FY16 NIM at current levels, assuming a 25bps rate cut
- Barclays Corporate & International net interest income increased 6% due to balance growth in CC&P
  - NIM increased to 4.75%
- Combined NIM increased to 3.96%
- Net structural hedge contribution remained stable over the last 18 months despite the yield curve lowering
  - Impact on structural hedge income transitions in over time, as only a portion of the hedges roll each year into the lower yield curve
  - Stability also reflects increased deposit balances and higher structural hedge notional
- Non-interest income was flat at £2.9bn with Barclaycard Consumer UK impacted by EU interchange fee regulation

Net Interest Margin (%)



Barclays UK
BC&I[72]
Combined
3.54 4.66 3.91
3.54 4.62 3.89
3.58 4.59 3.91
3.62 4.61 3.95
3.56 4.75 3.96
Q215
Q315
Q415
Q116
Q216

Net Interest Income (£m)



Barclays UK
BC&I[72]
Combined
1,479 942 2,421
1,499 947 2,446
1,509 965 2,474
1,501 974 2,475
1,476 1,000 2,476
Q215
Q315
Q415
Q116
Q216

52 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continued focus on cost discipline and efficiency

Group cost progression and Core guidance (£bn)



Total operating expenses, excluding conduct and litigation, and other notable items
Group
Core
Non-Core
19.5
17.6
16.6
12.8
Africa Banking treated as a discontinued operation[75]
<60%
Group cost: income ratio in a reasonable timeframe
Core cost FX sensitivity: GBP:USD remains at 1.30 ➪ c.£13.0bn
2013
2014
2015
2016 Core Guidance

Core cost guidance for 2016 of £12.8bn reaffirmed[74], with further cost efficiencies expected over time

53 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays UK: Return on Tangible Equity of 18.4%

Business performance excluding notable items

Three months ended (£m)	Jun-16	Jun-15	% change
Income	1,792	1,804	(1%)
Impairment	(220)	(166)	(33%)
– *Operating expenses*	*(947)*	*(970)*	*2%*
– *Litigation and conduct*	*1*	*(1)*	
Total operating expenses	(946)	(971)	3%
Profit before tax	625	668	(6%)
Attributable profit	405	464	(13%)

Performance measures excluding notable items

	Jun-16	Jun-15
Return on average tangible equity	18.4%	19.9%
Average allocated tangible equity	£9.0bn	£9.4bn
Cost: income ratio	53%	54%
Loan loss rate (LLR)	52bps	40bps
Net interest margin	3.56%	3.54%

	Jun-16	Mar-16
Loans and advances to customers	£166.0bn	£166.2bn
Customer deposits	£181.7bn	£179.1bn
Risk weighted assets	£67.1bn	£69.7bn

Notable items (£m)	Jun-16	Jun-15
– *Gain on disposal of Barclays' share of Visa Europe Limited*	*151*	-
– *Provisions for UK customer redress*	*(400)*	*(800)*

Q216 Performance metrics

- Robust RoTE of 18.4% as PBT declined slightly to £625m
- Income was broadly in line at £1.8bn with NIM of 3.56%
  - Improved deposit margins and balance growth, offset by lower fee income from European Interchange Regulation, and mortgage margin compression
- Expect to broadly maintain FY16 NIM at current levels, assuming a 25bps rate cut
- While underlying trends remained stable, impairment increased £54m primarily due to refinement of impairment modelling in Barclaycard Consumer UK
- Costs continued to fall reflecting savings from strategic cost programmes delivering positive jaws
  - Continued trajectory towards a cost: income ratio below 50%

Key drivers

Personal Banking
- Strong deposit growth year-on-year, up £8.1bn to £134.8bn with improved pricing
- Maintained pricing and underwriting discipline despite continued mortgage margin pressure
  - High quality mortgage book with low average LTV (47%) and prudent underwriting criteria
- Retained intentionally low share in higher risk segments e.g. high LTV and BTL

Barclaycard Consumer UK
- 3% year-on-year growth in loans and advances to £16.2bn as at Q216
- Underlying impairment trends stable, reflected in broadly flat arrears rates

Wealth, Entrepreneurs & Business Banking (WEBB)
- Market headwinds reduced management fees, offset by increased liability balances in Wealth
- Steady deposit balance growth of 4% year on year, led by cash management

54 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays UK: Digital is Barclays? biggest branch
Personal Banking
Q216 2015
2014
2013
Digitally active customers 5.3m 6.3m 6.9m 7.2m
Barclays Mobile Banking
2.3m 3.7m 4.8m 5.2m (BMB) customers
Payments and transfers
£13.3bn £16.1bn £19.0bn £23.0bn (monthly)
Unsecured lending £1.1bn completed digitally end-to-end £0.5bn £1.0bn £1.6bn (yearly) in H116
Digital unsecured lending has a cost to income ratio in the low 20’s
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays Corporate & International: RoTE of 11.9%

Business performance excluding notable items

Three months ended (£m)	Jun-16	Jun-15	% change
– *Corporate & Investment Bank*	*2,611*	*2,770*	*(6%)*
– *Consumer, Cards & Payments*	*964*	*836*	*15%*
Income	3,575	3,606	(1%)
Impairment	(240)	(206)	(17%)
– *Operating expenses*	*(2,074)*	*(2,027)*	*(2%)*
– *Litigation and conduct*	*(10)*	*(12)*	*17%*
Total operating expenses	(2,084)	(2,039)	(2%)
Profit before tax	1,262	1,374	(8%)
Attributable profit	720	847	(15%)

Performance measures excluding notable items

	Jun-16	Jun-15
Return on average tangible equity	11.9%	13.9%
Average allocated tangible equity	£24.8bn	£24.7bn
Cost: income ratio	58%	57%
Loan loss rate (LLR)	41bps	38bps
Net interest margin[72]	4.75%	4.66%

	Jun-16	Mar-16
Risk weighted assets	£209.3bn	£202.2bn

Notable items (£m)	Jun-16	Jun-15
– *Gain on disposal of Barclays' share of Visa Europe Limited*	*464*	*-*
– *Gains on US Lehman acquisition assets*	*-*	*496*

Q216 Performance metrics

- RoTE of 11.9% demonstrated diversification benefit from consumer and wholesale banking mix
  - Strong growth in CC&P and resilient CIB performance in challenging market conditions
- High proportion of USD and EUR earnings benefitting from a weaker GBP
- NIM increased to 4.75%
- Stable impairment in CIB and balance growth in CC&P led to a £34bn increase in impairment, with LLR increasing marginally to 41bps
- Underlying costs rose 2% as saves were more than offset by FX and higher structural reform implementation costs

Q216 Income by business (£m)


Consumer, Cards & Payments
964
1,287
Markets
1,324
Banking

56 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Corporate & Investment Bank: RoTE of 9.5%

Business performance excluding notable items

Three months ended (£m)	Jun-16	Jun-15	% change
Markets	1,287	1,388	(7%)
– *Credit*	*269*	*218*	23%
– *Equities*	*406*	*588*	(31%)
– *Macro*	*612*	*582*	5%
Banking	1,324	1,383	(4%)
– *Banking fees*	*622*	*580*	7%
– *Corporate lending*	*312*	*387*	(19%)
– *Transactional banking*	*390*	*416*	(6%)
Income	2,611	2,770	(6%)
Impairment	(37)	(42)	12%
Total operating expenses	(1,665)	(1,605)	(4%)
Profit before tax	909	1,124	(19%)
Performance measures excluding notable items			
Return on average tangible equity	9.5%	12.6%	
	Jun-16	Mar-16	
Risk weighted assets	£178.4bn	£172.6bn	

Q216 Performance metrics

- Resilient performance in challenging conditions generated RoTE of 9.5%
- Income was 1% higher than Q116 led by a 29% increase in Banking fees
- Compared to Q215, income reduced 6% to £2,611m, with favourable FX moves
  - Credit and Macro income increased 23% and 5%, offset by weakness in Equities
  - Banking fees increased 7% driven by higher advisory and DCM, offset by lower corporate lending
- Impairment charges of £37m were down on Q116
- Costs increased 4% to £1,665m primarily due to increased structural reform implementation costs and the appreciation of average USD rate against GBP
- Increase in RWAs primarily due to USD appreciation

Key drivers

Markets

- Second strongest Credit performance since 2014 after Q116, due to improved market share and client flows
- Higher client activity in both Rates and Currency products led to a 5% increase in Macro income
- Equities reduced 31% with strong Americas performance more than offset by lower client activity in Asia and simplification of parts of the EMEA business

Banking

- Strong quarter for Advisory and Debt underwriting as we continue to be ranked highest European bank globally and in the US on fee share
  - Advised on 3 of the top 5 M&A deals closed in Q216 and 2 of the top 3 Healthcare deals in H116[76]
  - Combined Investment Grade and Leveraged Finance outperformance, and ranked #2 for Acquisition Finance in H116[76]
- Corporate lending impacted by lower contribution from credit hedges on lending
- Transactional banking fell by 6%, due to some margin compression, partially offset by higher income from increased deposit balances and payments volumes

57 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Consumer, Cards & Payments: RoTE of 26.3%

Business performance excluding notable items

Three months ended (£m)	Jun-16	Jun-15	% change
Income	964	836	15%
Impairment	(203)	(165)	(23%)
Total operating expenses	(419)	(434)	3%
Profit before tax	353	250	41%

Performance measures excluding notable items

Return on average tangible equity	26.3%	23.4%

Loans & advances to banks and customers (£bn)


19%
29.5
35.4
Q215
Q216

Customer deposits (£bn)


22%
38.4
46.9
Q215
Q216

Total card spend and payments processed (£bn)


7%
68.3
73.2
Q215
Q216

Q216 Performance metrics

- PBT increased 41% to £353m, generating RoTE of 26.3%
- Continued growth in Barclaycard US, Germany and Merchant Acquiring drove a 15% improvement in income, also helped by the appreciation of average USD and EUR rate against GBP
- Impairment increase primarily driven by growth in loans and advances and FX moves
- Costs declined 3% despite FX moves and business growth, resulting in a cost: income ratio of 43%, down from 52% in Q215

Key drivers

Barclaycard US

- Loans and advances to customers increased by 34% to £18.4bn, while the customer base grew 4% to 13.8m
- Card spend value of £13.7bn in Q216, up 18% vs. Q215[77]
- Stronger than expected JetBlue performance from both the acquired portfolio and new customers
- Announced new co-brand agreement with American Airlines

Barclaycard Germany

- c.13% growth in customers on Q215 to over 1.1m
- 26% growth in net loans and advances to £2.7bn

Barclaycard Business Solutions (BBS)

- Merchant Acquiring business processed payments to the value of £56.0bn in Q216, up 5% on Q215
- Point of Sale Finance loans and advances grew 8% to £3.9bn

58 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Continued Non-Core rundown momentum
RWAs by type (£bn) Leverage exposure by type (£bn)
(47%)(58%)
316
89 23
22 50
54 47 127 149
33 11 10 12 134 11
22 25 22
19 c.20
24 70 66
11 8 116 9 10 10 42 35
Dec-14 Dec-15 Jun-16 2017 Dec-14 Dec-15 Jun-16
Guidance
Operational risk 78 Securities & loans Derivatives Businesses Securities & loans Derivatives Businesses Other
Quarterly costs79 (£m) Quarterly income (£m)
128
496 489(587)
458 459
70 53 81 368
182
81 Restructuring
costs
426 405 378 307 287 243 215 Q116 Q216 181
(68) ESHLA FV
(242) movement:
Q215 Q315 Q415 Q116 Q216 Q215 Q315 Q415(344)(363) £50m
ESHLA LOBO
revaluation:
Operating expenses Restructuring costs Securities & loans Derivatives Businesses(£182m)
(162)
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Non-Core income guidance

Income (£m)



FY14
FY15
H116
FY16
Guidance
FY17
FY18
Income ex. ESHLA FV
1,299
971
(162)
(800)-
(900)
Businesses £377m
Securities & loans £(341m)
Derivatives £(198m)
Non-Core closed

	FY14	FY15	H116	FY16 Guidance / FY17 / FY18
ESHLA FV	£(156)m	£(359)m	£(424m)	ESHLA FV volatility reduced following LOBO loan restructuring

Other net income/(expense)

	FY14	FY15	H116	FY16 Guidance / FY17 / FY18
Business disposals[80]	£(761)m	£(468)m	£(372)m	Guidance on quantum and timing of disposal profits/losses on a business by business basis

Income guidance

- Income from Non-Core top-up on 1 March expected to be eroded by end-2016 as business sales complete
- Guiding to negative income run-rate of £800m to £900m in 2016, excluding
  - ESHLA portfolio FV movements, and
  - Gains and losses on Business disposals (in other net income)
- Expect significantly lower negative income in 2017 and lower still in 2018

- c.£480m pre-tax gain on sale of Index business expected in Q316
- Gain on sale of Asia Wealth & Investment Management and Southern European cards expected in H216

60 | Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
New Non-Core cost guidance for 2017
Costs (£m)
£1bn additional cost associated with

1	March top-up

New 2017 cost guidance: £400m-£500m2
- Non Core 3,014 closed
2,546 400 c.600
FY14 FY15 FY16 FY17 FY18 Guidance Guidance
Total operating expenses Restructuring costs Costs transferred from Core New guidance
Cost guidance
Non-Core top-up on 1 March added c.£600m of annualised costs
- Majority expected to be removed in 2016
Additional c.£400m one-time restructuring cost for 2016
Total costs of £950m in H116, including £263m of restructuring costs
Guiding to Non-Core costs in FY17 in the range of £400m-£500m2
Expect costs to be significantly lower in 2018, reducing drag on Group returns after Non-Core is closed in 2017
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Head Office and Africa Banking summary financials

Business performance excluding notable items		
Head Office – Three months ended (£m)	Jun-16	Jun-15
Income	42	30
Impairment	(2)	(1)
– *Operating expenses*	*(36)*	*(64)*
– *Litigation and conduct*	*(11)*	*(6)*
Total operating expenses	(47)	(70)
(Loss)/profit before tax	(35)	(40)
Attributable profit	(27)	(102)
Performance measures excluding notable items		
Average allocated tangible equity[81,82]	£6.9bn	£2.3bn
	Jun-16	Mar-16
Risk weighted assets[82]	£43.2bn	£40.3bn
Notable items – Three months ended (£m)	Jun-16	Jun-15
– *Own credit*	*292*	*282*

Africa Banking – Three months ended (£m)	Jun-16	Jun-15	% change
Income	879	870	1%
Impairment	(133)	(103)	(29%)
Total operating expenses	(543)	(536)	(1%)
Profit before tax	204	232	(12%)
Profit after tax[83]	145	161	(10%)
Non-controlling interests[83]	(75)	(73)	(3%)
Attributable profit	70	88	(20%)

	Jun-16	Mar-16
Risk weighted assets	£36.1bn	£33.9bn

- Africa Banking profit after tax and non-controlling interests presented in the Group income statement as a discontinued operation
- Tangible equity and risk weighted assets of Africa Banking included within Head Office

62 | Barclays H1 2016 Fixed Income Investor Presentation

Contact – Debt Investor Relations Team
Lisa Bartrip Sofia Lonnqvist Dan Colvin
+44 (0)20 7773 0708 +44 (0)20 7116 5716 +44 (0)20 7116 6533 lisa.bartrip@barclays.com sofia.lonnqvist@barclays.com daniel.colvin@barclays.com
Website: barclays.com/barclays-investor-relations.html
Barclays H1 2016 Fixed Income Investor Presentation

Footnotes
1 Q216 RoTE excluding notable items l 2 Excluding notable items. Based on current exchange rates l 3 Target set at an average USD exchange rate for 2016 of 1.42 l 4Per week l 5 From 23rd June to 26th July 2016 (comparable period last year) l 6 RoTE excluding notable items. Core RoTE includes Head Office l 7 Excluding notable items l 8 Excludes Non-Core income of £(586)m and Head Office income of £301m l 9 Source: Autonomous l 10 Excludes income from Africa Banking treated as a discontinued operation l 11 Post strategic management actions l 12 Excludes Head Office l 13 Other items not included as notable items: impairment of £372m in respect of the assets of the French retail businesses held for sale (Non-Core other net expenses), and loss of £182m from the restructuring of the terms of the ESHLA portfolio loans with Lender Option Borrower Option (LOBO) features (Non-Core income) l 14 Risk weighted assets and average allocated tangible equity for Africa Banking are included within Core l
15 Dec-13 RWAs are on a pre-restatement basis. Mar-16, Jun-16 and 2017 Guidance are on a post-restatement basis i.e. inclusive of £8bn of RWAs added to Non–Core in Q116 l 16 Barclays has entered into exclusive discussions with AnaCap Financial Partners for the potential sale of our French Retail Banking operations including our network of 74 branches, life insurance business, and wealth and investment management operations. A decision to sell will only be taken after completion of a required works council consultation l 17 Based on Barclays interpretation of the final CRD IV text and latest EBA technical standard l 18 Implementation of Barclays? intentions is subject to, amongst other things, shareholder and regulatory approval. Implementation of these plans is also subject to significant execution risks and there can be no assurance the expected benefits will be realised on the proposed timescale or at all l 19 The leverage ratio has been calculated in accordance with the requirements of CRR which was amended effective from Jan 2015. The leverage calculation uses the end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure. This is broadly consistent with the BCBS 270 definition, which was the basis of Dec-14 comparatives. Dec-13 not comparable to the estimates as of Dec-14 onwards due to different basis of preparation l 20 This illustration is based on Barclays? interpretation of current regulation and regulatory proposals, which are subject to change, and is not a forecast of Barclays? results of operations or capital position or otherwise. This illustration is also based on certain assumptions, which cannot be assured and are subject to change, including: holding constant the P2A at 2016 level despite it being subject to at least annual review; and assumed CRD IV buffers, which are subject to change l 21 Point in time assessment made at least annually by the PRA to reflect idiosyncratic risks not fully captured under Pillar 1. The 2016 total Pillar 2A requirement of 3.9% is split as follows: 2.2% in CET1 form (56% of total requirement), 0.7% in AT1 form (19% of total requirement), and 1.0% in T2 form (25% of total requirement) l 22 CRD IV rules on mandatory distribution restrictions apply from 1 January 2016 onwards based on transitional CET1 requirements. As per CRD Art. 141, restrictions on discretionary distributions would apply in case of a breach of the Combined Buffer Requirement as defined in CRD Art 128(6) l 23 Based on Barclays? understanding of “The Bank of England?s approach to stress testing the UK banking system” published in October 2015 , which is subject to change, and “Stress testing the UK banking system: key elements of the 2016 stress test”, published March 2016.
Stress test hurdle rates for 2016 tests comprise the minimum CRD IV CET1 requirement and the CET1 component of Pillar 2A. For G-SIBs, the „systemic reference point? also includes the applicable phased-in G-SIB buffer. Thereafter, the hurdle rates are subject to changes in Pillar 2A which is a point in time assessment updated annually l 24 Indication based on capital buffers that can be used in stress tests. This should not be interpreted as an indication of Barclays? 2016 Pillar 2B and/or future PRA buffer which remains confidential between the BoE and the respective banks it regulates l 25 Market derived stress-losses based on applicable year-end CET1 ratios against low-point stress outcomes l 26 Based on Barclays? understanding of current regulatory requirements which are subject to change l 27 Based on Barclays? understanding of current regulatory proposals which are subject to change including (i)“FSB?s Total Loss-absorbing Capacity (TLAC) Term Sheet”, published on 9 November 2015, (ii)”The Bank of England?s approach to setting a minimum requirement for own funds and eligible liabilities – consultation on a proposed Statement of Policy” published on 11 December 2015, and (iii) “The minimum requirement for own funds and eligible liabilities (MREL) – buffers and Threshold Conditions” consultation published by the Bank of England on 11 December 2015. Actual future MREL/TLAC requirements will depend on the Bank of England?s implementation of the final rules l 28 Including Africa Banking discontinued operation l 29 Operational risk not allocated at a product level l 30 Wealth, Entrepreneurs & Business Banking l 31 Excluding Markets operational risk RWAs l 32 Dec-15 onward based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure. This is broadly consistent with the BCBS 270 definition, which was the basis of the Dec-14 comparative l 33 Loans and advances and other assets net of regulatory deductions and other adjustments l 34 For further detail on calculation, see page 39 in the Barclays PLC H1 2016 Results Announcement l 35 The illustrative issuance volume represents the difference between 24%, and our Jun-16 FL CET1 capital and HoldCo issued capital and senior debt, reduced for HoldCo senior maturities over 2016-22, and HoldCo securities with a remaining contractual maturity of <12 months as at 1 January 2022 (£5.2bn in total). Actual issuance plans are subject to, amongst other things, market conditions and regulatory expectations, which are subject to change and may differ from the illustration l 36 Comprises all outstanding Barclays Bank PLC issued public and private term vanilla senior unsecured debt, regardless of residual maturity. This excludes £29bn of notes issued under the structured notes programmes l 37 Nominal basis will not reconcile with the regulatory basis due to regulatory adjustments. Includes BAGL l 38 The two categories of “by contractual maturity as applicable” and “by next call date as applicable” are not mutually exclusive. The former includes all dated tier 2 instruments whilst the latter includes all non-bullet tier 2 instruments, thereby any dated instrument with an issuer call option will be included in both categories l
39 Illustrative example based on Barclays expectations of the creditor hierarchy in a resolution scenario to demonstrate so-called “single-point-of-entry” in the UK in a situation where a HoldCo has more than one subsidiary and the quantum of the loss suffered by OpCo exceeds its equity capacity. This illustrative allocation of losses assumes that losses occur at the OpCo and that no additional incremental losses arise at the HoldCo including for Group recapitalisation. Each layer absorbs losses to the extent of its capacity, following which any recapitalisation of the entity requires write-down/conversion of more senior layers in accordance with the creditor hierarchy l 40 Point of non-viability power implemented in the UK in accordance with Article 59 of the Bank Recovery and Resolution Directive l 41 Illustration of Barclays business divisions in preparation for regulatory ring-fencing. Plans are subject to internal and regulatory approvals and may change l 42 Including corporates with less than or equal to £6.5m equivalent turnover, subject to some specific exceptions l 43 Annualised RoTE l 44 LCR estimated based on the CRD IV rules as implemented by the European Commission delegated act l 45 Estimated based on the final BCBS rules published in October 2014 l 46 Excludes AT1 capital and preference shares l 47 Primarily comprised of fair valued deposits (£5bn) and secured financing of physical gold (£1bn) l 48 The composition of wholesale funds comprises the balance sheet reported Deposits from Banks, Financial liabilities at Fair Value, Debt Securities in Issue and Subordinated Liabilities (excluding AT1 and preference shares), excluding cash collateral and settlement balances. It does not include collateral swaps including participation in the Bank of England?s Funding for Lending Scheme l 49 Includes structured notes of £29bn, £9bn of which mature within one year l 50 Loans and advances at amortised cost l 51 A loan becomes a credit risk loan when evidence of deterioration has been observed, for example a missed payment or other breach of covenant. A loan may be reported in one of three categories: impaired loans, accruing past due 90 days or more, impaired or restructured loans. These may include loans which, while impaired, are still performing but have associated individual impairment allowances raised against them l 52 Balance as at H116 l 53 High LTV mortgages refers to those with LTV in excess of 85% l 54 Source: Bank of England 2014 and 2015 stress test results (http://www.bankofengland.co.uk/financialstability/Pages/fpc/stresstest.aspx).Cumulative impairment charge rates refers to total impairment charge (over three years for the 2014 stress test and over five years for the 2015 stress test) / average gross on balance sheet exposure over the period l 55 Peer data is based on the average of three comparative banks results l 56 Balance weighted LTV is derived by calculating individual LTVs at account level and weighting it by the balances to arrive at the average position l 57 High LTV is >85% l 58 Based on Barclays assessment l 59 LTV distribution of CRE portfolio does not include unsecured or unassessed balances l 60 A1 rating refers to the Counterparty Risk Assessment l 61 ALAC = Additional Loss Absorbing Capacity l 62 For H116, annualised RoTE on a statutory basis l 63 Core costs; including SRP implementation costs and restructuring costs, excluding Barclays Africa, and conduct and litigation and other notable items; target set at an average USD exchange rate for 2016 of 1.42 l 64 By card receivables. Nilson 2014 l 65 In 2015. BBA SME Dataset l 66 2015 Private Asset Managers / Barclays estimates l 67 Dealogic 2015 l 68 Dealogic 2015, by number of deals l 69 Nilson Report 2014 l 70 By receivables. Barclays estimates l 71 Nilson Midyear 2015 l 72 Excludes investment banking related balances l 73 Other includes Investment Banking related balances and Head Office l 74 The cost guidance of £12.8bn assumed an average USD exchange rate for 2016 of 1.42 l 75 Africa Banking meets the requirements for presentation as a discontinued operation, and as such, its results are presented on the face of the Group income statement representing profit after tax in respect of discontinued operation l 76 Dealogic data l 77 Includes balance transfers l 78 Operational risk plus DTAs l 79 Excluding notable items, conduct and litigation and UK bank levy l 80 Included gains/(losses) on business disposals treated as notable items in FY14 and FY15 and an impairment charge relating to the assets of the French retail and Wealth and Investment Management businesses that are held for sales in Q216 l 81 Based on risk weighted assets and capital deductions in Head Office plus the residual balance of average tangible ordinary shareholders? equity l 82 Includes Africa Banking tangible equity and risk weighted assets as appropriate l 83 Included in Group income statement as profit after tax in respect of discontinued operation and non-controlling interests in respect of discontinued operation l 84 Strong Graded defined as DG (Default Grade) band 1-11 (inclusive of Investment Grade: DG 6 or better); Satisfactory defined as DG band 12-19; Weak defined as DG band 20-21. Definitions of credit quality provided on page 148 of Barclays PLC 2015 Annual Report l
Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer
Important Notice
The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation, an offer to sell or solicitation of any offer to buy any securities or financial instruments, or any advice or recommendation with respect to such securities or other financial instruments.
Forward-looking Statements
This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to the Group. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as „may?, „will?, „seek?,
„continue?, „aim?, „anticipate?, „target?, „projected?, „expect?, „estimate?, „intend?, „plan?, „goal?, „believe?, „achieve? or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding the Group?s future financial position, income growth, assets, impairment charges, provisions, notable items, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the strategic cost programme and the Group Strategy Update, rundown of assets and businesses within Barclays Non-Core, sell down of the Group?s interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, future levels of notable items, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries exiting the Eurozone; the implications of the results of the 23 June 2016 referendum in the United Kingdom and the disruption that may result in the UK and globally from the withdrawal of the United Kingdom from the European Union; the implementation of the strategic cost programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group?s control. As a result, the Group?s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, expectations and guidance set forth in the Group?s forward-looking statements. Additional risks and factors which may impact the Group?s future financial condition and performance are identified in our filings with the SEC (including, without limitation, our annual report on form 20-F for the fiscal year ended 31 December 2015), which are available on the SEC?s website at www.sec.gov. Subject to our obligations under the applicable laws and regulations of the United Kingdom and the United States in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward looking statements, whether as a result of new information, future events or otherwise.
Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)
Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission
(“SEC”) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.
Certain non-IFRS Measures
Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business? performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of Barclays PLC and its subsidiaries (the Group). They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. Key non-IFRS measures included in this document, and the most directly comparable IFRS measures, are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays? Form 6-K filed with the SEC on July 29, 2016 (Film No. 161793151) (the “July 29
Form 6-K”) (available at https://www.sec.gov/Archives/edgar/data/312069/000119312516664016/d125938dex991.htm) and such quantitative reconciliations are incorporated by reference into this document.
Barclays Core results are non-IFRS measures because they represent the sum of the Operating Segments, each of which is prepared in accordance with IFRS 8; “Operating Segments”, and following the restatement of 14 April 2016 comprise Barclays UK, Barclays Corporate & International and Head Office. A reconciliation to IFRS is provided on page 23 of the July 29 Form 6-K; Basic earnings/(loss) per share excluding notable items. The comparable IFRS measure is basic earnings/(loss) per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Constant currency results are calculated by converting ZAR results into GBP using the average exchange rate for the six months ended June 30, 2016 for the income statement and the June 30, 2016 closing exchange rate for the balance sheet to eliminate the impact of movement in exchange rates between the two periods; Estimated CRD IV liquidity coverage ratio is calculated according to the Commission Delegated Regulation of October 2014 that supplements Regulation (EU) 575/2013 (CRDIV) published by the European Commission in June 2013. The metric is applicable from October 1, 2015 and as such is a binding measure as at December 31, 2015
Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)
Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking
Supervision. The original guidelines released in December 2010 („Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring?, December 2010) were revised in October 2014 („Basel III: The Net Stable Funding Ratio?, October 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represents a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and our interpretation of this calculation may not be consistent with that of other financial institutions; Transitional CRD IV CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at January 1, 2014. This ratio is used as the relevant measure starting January 1, 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November
21, 2012 (CUSIP: 06740L8C2) and April 10, 2013 (CUSIP: 06739FHK0). Please refer to page 36 of the July 29 Form 6-K for a reconciliation of this measure to fully loaded CRD IV CET1 ratio; Underlying cost: income ratio. The comparable IFRS measure is cost: income ratio. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying total operating expenses or total operating expenses excluding notable items. The comparable IFRS measure is total operating expenses. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying profit before tax or profit before tax excluding notable items. The comparable IFRS measure is profit before tax. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K;
Underlying return on average tangible shareholders? equity. The comparable IFRS measure is return on average tangible shareholders? equity, which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders? equity excluding non-controlling interests and other equity instruments adjusted for the deduction of intangible assets and goodwill. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying total income. The comparable IFRS measure is total income net of insurance claims. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K.
References to underlying performance exclude the impact of notable items.
Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)
Notable items which are excluded from certain of the key non-IFRS measures described above are considered to be significant items impacting comparability of performance and have been called out for each of the business segments. Notable items include: the impact of own credit in total income net of insurance claims; the gain on disposal of Barclays? share of Visa Europe Limited in total income net of insurance claims; gains on US Lehman acquisition assets in total income net of insurance claims; revision of the Education, Social Housing, and Local Authority (ESHLA) valuation methodology in total income net of insurance claims; gain on valuation of a component of the defined retirement benefit liability in operating expenses; impairment of goodwill and other assets relating to businesses being disposed in operating expenses, provisions for UK customer redress in litigation and conduct; provisions for ongoing investigations and litigation including Foreign Exchange in litigation and conduct; and losses on sale relating to the Spanish, Portuguese and Italian businesses in other net income/(expenses).
Barclays H1 2016 Fixed Income Investor Presentation